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[ROYAL GROUP TECHNOLOGIES LIMITED LOGO]                     [COMPUTERSHARE LOGO]
ROYAL GROUP TECHNOLOGIES LIMITED
                                           Computershare Trust Company of Canada
                                                9th Floor, 100 University Avenue
                                                       Toronto, Ontario  M5J 2Y1
                                                           www.computershare.com


                                         SECURITY CLASS

                                         HOLDER ACCOUNT NUMBER

                                         Please print in ink. Print in CAPITAL
                                         letters inside the grey areas as shown
                                         in this example.

                                         [A B C]  [1 2 3]  [X]  X           Fold

FORM OF PROXY - ANNUAL AND SPECIAL MEETING TO BE HELD ON FEBRUARY 25, 2004

NOTES TO PROXY

1. EVERY HOLDER HAS THE RIGHT TO APPOINT SOME OTHER PERSON OF THEIR CHOICE, WHO NEED NOT BE A HOLDER, TO ATTEND AND ACT ON THEIR BEHALF AT THE MEETING. IF YOU WISH TO APPOINT A PERSON OTHER THAN THE PERSONS WHOSE NAMES ARE PRINTED HEREIN, PLEASE INSERT THE NAME OF YOUR CHOSEN PROXYHOLDER IN THE SPACE PROVIDED (SEE REVERSE).

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3. This proxy should be signed in the exact manner as the name appears on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5. THE SECURITIES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE HOLDER, HOWEVER, IF SUCH A DIRECTION IS NOT MADE IN RESPECT OF ANY MATTER, THIS PROXY WILL BE VOTED AS RECOMMENDED BY MANAGEMENT.

Proxies submitted must be received by 10:00 a.m., Toronto Time, on February 24, 2004.

THANK YOU

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THIS FORM OF PROXY IS SOLICITED BY AND ON BEHALF OF MANAGEMENT.

APPOINTMENT OF PROXYHOLDER

I/WE BEING HOLDER(S) OF ROYAL GROUP TECHNOLOGIES LIMITED HEREBY APPOINT(S):

Douglas Dunsmuir, President and Chief Executive Officer or failing him Ron Goegan, Senior Vice President and Chief Financial Officer or instead of either of them,

                                       OR

PRINT THE NAME OF THE PERSON YOU ARE APPOINTING IF THIS PERSON IS SOMEONE OTHER
THAN THE CHAIRMAN OF THE MEETING. [                     ]

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting of Royal Group Technologies Limited to be held at the Metro Toronto Convention Centre, South Building, Meeting Room Level 700, Meeting Room 718A, 222 Bremner Boulevard, Toronto, Ontario M5V 2W6 on Wednesday, February 25, 2004 at 10:00 a.m. (local time) and at any adjournment thereof.

1.   ELECTION OF DIRECTORS

FOR all nominees:

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WITHHOLD vote for all nominees:

2.   APPOINTMENT OF AUDITORS

                                                           FOR     WITHHOLD

For the appointment of Auditors and the authorization of Directors to fix the Auditors' remuneration.

RESOLUTIONS

Management recommends a vote FOR the following resolutions. Please read the resolutions in full in the accompanying Management Proxy Circular.

RESOLUTIONS

Management recommends a vote FOR the following resolutions. Please read the resolutions in full in the accompanying Management Proxy Circular.

                                                                                      FOR     AGAINST
3.   Considering and, if deemed appropriate, adopting, with or without variation, a resolution (see "Business of the Meeting - Confirmation of New
     General By-law" in the accompanying Management Proxy Circular) confirming the new General By-law of the Corporation enacted by the Board of Directors on December 11, 2003, as a by-law of the Corporation repealing all previous by-laws.

4. Considering and, if deemed appropriate, adopting, with or without variation, a resolution (see "Business of the Meeting - Approval of Restricted Stock Unit Plan and Exchange of Options for Restricted Stock
     Units") approving the adoption of a new Restricted Stock Unit Plan of the Corporation and the exchange of certain stock options granted under the Corporation's 1994 Stock Option Plan for restricted stock units under the Restricted Stock Unit Plan.

5. Considering and, if deemed appropriate, adopting, with or without variation, a resolution (see "Business of the Meeting - Approval of Senior
     Management Incentive Plan") approving the adoption of a new Senior
     Management Incentive Plan of the Corporation.

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AUTHORIZED SIGNATURE(S) - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR
INSTRUCTIONS TO BE EXECUTED.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. IF NO VOTING INSTRUCTIONS ARE INDICATED ABOVE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY MANAGEMENT.

Signature(s)                                    Date - Day      Month     Year
[                       ]                                   /          /

ANNUAL REPORT/QUARTERLY FINANCIAL STATEMENTS REQUEST

In accordance with securities regulations, shareholders may elect annually to receive interim financial statements and/or annual reports, if they so request. If you wish to receive such mailings, please make your selections:

[ ] Mark this box if you would like to receive Quarterly Financial Statements by mail.

[ ]  Mark this box if you would like to receive the Annual Report by mail.

If you do not mark the box, or do not return this form, then it will be assumed you do NOT want to receive Quarterly Financial Statements or the Annual Report.

[ ] RTNQ                                                                       +